NEWS RELEASE

NCR Continues to Execute on Pension
Transformation Strategy

Company further reduces pension plan liability while preserving benefits with agreement to secure benefits by annuity purchase

DULUTH, GA, December 17, 2014 – NCR Corporation (NYSE: NCR) announced today that, in accordance with the selection made by the fiduciary of its U.S. qualified pension plan (the “Plan”), the Company has entered into an agreement (the “Agreement”) with Principal Life Insurance Company (“The Principal”). Pursuant to the Agreement, the Plan purchased a single premium group annuity contract from The Principal in order to secure approximately $160 million of benefits for approximately 4,500 former employees or their related beneficiaries who commenced monthly pension benefits under the Plan before January 1, 1994. This group annuity contract does not affect active employees, former employees who have not commenced monthly benefits under the Plan, or former employees or their beneficiaries who commenced monthly benefits under the Plan on or after January 1, 1994.

“This group annuity contract purchase is part of our pension transformation and is consistent with our overall strategy to address our legacy issues,” said John Boudreau, NCR Treasurer. “Since this contract was purchased with existing Plan assets, no additional funding of the Plan was required for this purchase. The Plan's funded status is expected to remain materially unchanged as a result of this group annuity contract purchase.”

This group annuity contract purchase is not expected to have a material impact on NCR’s financial results.  Any impact of this purchase will be included in the year-end 2014 mark-to-market adjustment. NCR anticipates that the single premium group annuity contract will be issued by The Principal in 2015.

In March 2015, additional details will be provided in letters and other materials that will be sent to affected former employees or their beneficiaries who commenced monthly benefits under the Plan before January 1, 1994. The amount of the future monthly benefit payment for each of these individuals under this group annuity contract will equal the amount of such individual’s monthly benefit payable under the terms of the Plan.

Additionally, this group annuity contract provides the same rights to future payments, such as survivor benefits, that are currently provided under the terms of the Plan. No action will be required of any former employee or beneficiary in order to continue to receive such benefits. More information is available by visiting the NCR website at: http://www.ncr.com/home/pension-transformation. Participants may also access Plan information through the NCR Benefits Service Center website at www.netbenefits.com or by telephone at 1-800-245-9035. General information about The Principal can be found on its website at http://www.principal.com/about/index.htm.

About NCR Corporation

NCR Corporation (NYSE: NCR) is the global leader in consumer transaction technologies, turning everyday interactions with businesses into exceptional experiences. With its software, hardware, and portfolio of services, NCR enables more than 485 million transactions daily across retail, financial, travel, hospitality, telecom and technology, and small business. NCR solutions run the everyday transactions that make your life easier.
NCR is headquartered in Duluth, Georgia with approximately 29,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries. The company encourages investors to visit its web site which is updated regularly with financial and other important information about NCR.
Web site: www.ncr.com, www.ncrsilver.com
Twitter: @NCRCorporation
Facebook: NCR Corp.
LinkedIn: NCR Corporation
YouTube: www.youtube.com/user/ncrcorporation

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News Media Contact
Kevin Ruane
NCR Corporation
212.589.8553
kevin.ruane@ncr.com

Investor Contact
Gavin Bell
NCR Corporation
212.589.8468
gavin.bell@ncr.com

Notes to investors
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements use words such as “expect,” “anticipate,” “intend,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning. Statements that describe or relate to NCR’s future plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. The forward-looking statements in this release include statements about NCR’s pension strategy and the financial impact of the annuitization of pension benefits of certain former employees or their beneficiaries. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR's control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to: domestic and global economic and credit conditions; the impact of our indebtedness and its terms on our financial and operating activities; our ability to successfully introduce new solutions and compete and in the information technology industry; the transformation of our business model and our ability to sell higher-margin software and services; defects or errors in our products; manufacturing disruptions; the historical seasonality of our sales; foreign currency fluctuations; the availability and success of acquisitions, divestitures and alliances; our pension strategy and underfunded pension obligation; tax rates; compliance with data privacy and protection requirements; reliance on third party suppliers; development and protection of intellectual property; workforce turnover and the ability to attract and retain skilled employees; environmental exposures from our historical and ongoing manufacturing activities; and uncertainties with regard to regulations, lawsuits, claims and other matters across various jurisdictions. Additional information concerning these and other factors can be found in NCR’s filings with the U.S. Securities and Exchange Commission, including NCR’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. NCR does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: NCR Corporation